UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2021 (November 17, 2021)

FLUSHING FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33013	11-3209278
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, New York	11556
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(718) 961-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2021, Flushing Financial Corporation (the “Company”) and Flushing Bank, the wholly-owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, $125,000,000 aggregate principal amount of the Company’s 3.125% Fixed-to-Floating Rate Subordinated Notes due 2031 (the “Notes”) in a registered public offering pursuant to an effective shelf registration statement on Form S-3 (Registration File No. 333-260993). The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On November 17, 2021, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 17, 2021, by and among Flushing Financial Corporation, Flushing Bank and Piper Sandler & Co., as representative of the underwriters named therein.
99.1	Press Release dated November 17, 2021.
104	The cover page from the Company’s Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing FINANCIAL CORPORATION

DATE: November 18, 2021	By:	/s/ Susan K. Cullen
Susan K. Cullen
Executive Vice President and Chief Financial Officer